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                                                                   EXHIBIT 10.18

                               FIRST AMENDMENT TO
                               SERVICING AGREEMENT

        This FIRST AMENDMENT TO SERVICING AGREEMENT, dated as of September 1, 2001 (this "Amendment"), is among MicroFinancial Incorporated, a Massachusetts corporation, as Servicer (the "Servicer"), MFI Finance Corp. I, a Massachusetts corporation, as Issuer (the "Issuer"), and Wells Fargo Bank Minnesota, National Association, a national banking association (successor to Norwest Bank Minnesota, National Association, "Wells Fargo"), as Indenture Trustee (in such capacity, the "Indenture Trustee") and as Back-up Servicer (in such capacity, the "Back-up Servicer").

        WHEREAS, the Servicer, the Issuer, the Indenture Trustee and the Back-up Servicer have entered into an Indenture, dated as of March 1, 2000 (the "Indenture"), providing for, among other things, the issuance of Issuer's Notes issuable;

        WHEREAS, the Issuer has requested, and the Servicer and Wells Fargo have agreed to, certain modifications to the provisions of the Indenture and, in connection therewith, will enter into an Amended and Restated Indenture, dated as of, September 1, 2001;

        WHEREAS, in furtherance of such requested modifications, the Issuer has requested, and the Servicer and Wells Fargo have agreed to, certain modifications to the provisions of the Servicing Agreement, dated as of March 1, 2000 (the "Servicing Agreement"), among the Servicer, the Issuer, the Indenture Trustee and the Back-up Servicer;

        WHEREAS, pursuant to Section 8.02 of the Servicing Agreement, the parties may amend the Servicing Agreement with the consent of Ambac Assurance Corporation ("Ambac"); and

        WHEREAS, pursuant to that certain Consent, dated as of August 31, 2001, among the Issuer, Wells Fargo, the Servicer, Leasecomm Corporation, Ambac and certain purchasers named therein, Ambac has provided its consent to this Amendment.

        NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby covenant and agree as follows:

SECTION 1.     DEFINITIONS.

        Each capitalized term used and not otherwise defined herein has the meaning ascribed thereto in the Servicing Agreement.

SECTION 2.     AMENDMENT TO SERVICING AGREEMENT.

        (a) Exhibit A of the Servicing Agreement is hereby amended by deleting it in its entirety and substituting in its place the Monthly Servicer's Report attached hereto as Annex 1. Such Monthly Servicer's Report shall be designated Exhibit A to the Servicing Agreement.

        (b) Exhibit D to the Servicing Agreement is hereby amended by deleting it in its entirety and substituting in its place the Agreed Upon Procedures attached hereto as Annex 2. Such Agreed Upon Procedures shall be designated Exhibit D to the Servicing Agreement.

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SECTION 3.     REPRESENTATIONS AND WARRANTIES.

        Each party by executing this Amendment hereby represents and warrants that the person executing this Amendment on behalf of such party is duly authorized to do so, such party has full right and authority to enter into this Amendment and to consummate the transaction described in this Amendment, and this Amendment constitutes the valid and legally binding obligation of such party and is enforceable against such party in accordance with its terms.

SECTION 4.     MISCELLANEOUS.

        (a) Ratification of Servicing Agreement. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Servicing Agreement and, except as expressly modified and superseded by this Amendment, the Servicing Agreement is ratified and confirmed in all respects and shall continue in full force and effect.

        (b) References. The Servicing Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Servicing Agreement as amended hereby, are hereby amended so that any reference in such agreements to the Servicing Agreement shall mean a reference to the Servicing Agreement as amended hereby, mutatis mutandis.

        (c) Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall by as effective as delivery of a manually executed counterpart of this Agreement.

        (d) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the application of choice of law principles of any jurisdiction.

        (e) Binding Agreement. This Amendment shall be binding upon and inure to the benefit of the Issuer, the Servicer, the Indenture Trustee, the Back-up Servicer, Ambac, and the Noteholders and their respective successors and permitted assigns.

        (f) Notice to Rating Agencies. Promptly after the execution of this Amendment, the Servicer shall mail a copy of this executed Amendment to the Rating Agencies, Indenture Trustee, the Note Insurer and each Noteholder.

                                   * * * * *



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        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Servicing Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                            MFI FINANCE CORP. I, as Issuer

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            MICROFINANCIAL INCORPORATED, as
                                            Servicer

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            WELLS FARGO BANK MINNESOTA,
                                            NATIONAL ASSOCIATION, as Indenture
                                            Trustee and as Back-up Servicer

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



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                                    ANNEX 1

                           Monthly Servicer's Report

                                 [see attached]






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                                     ANNEX 2

                             Agreed Upon Procedures

    (Can be changed with mutual agreement of Controlling Party and Servicer)

        1. The Independent Accountant will determine the aggregate amount of all collections received by the Servicer during three Due Periods selected by Independent Accountant per year (each such Due Period referred to herein as a "Review Period"). Such amounts will be compared against the amounts specified in the Monthly Servicer's Reports and to the aggregate amount of collections indicated on the Servicer's or the Issuer's automated lease accounting systems or a "tape" derived from the lease accounting system ("Lease Accounting Systems") noting any exceptions. Independent Accountant will review and recalculate Monthly Servicer's Report for accuracy.

        2. Independent Accountant will select to perform these procedures on a total of 50 individual cash receipts posted to the Collection Account during the Review Periods (each such cash receipt being a "Selected Receipt"). Using information contained on a copy of the check or in computer records (in the case of payments made through ACH) and the remittance advice relating to such Selected Receipts, the Independent Accountant will determine the amount of contract payments included in each such Selected Receipt. Such amounts will be compared against the amounts reflected on the Lease Accounting Systems noting any exceptions.

        3. For each of the Selected Receipts, the Independent Accountant will compare the amount of the contract payment posted to the Lease Accounting Systems to the amount of the contract payment indicated in the relevant Contract and the Contract Files maintained by the Issuer or the Servicer, noting any exceptions. The Independent Accountant will verify that any related Servicing Charges in respect of sample Contracts are also being posted to the Collection Account.

        4. For any of the Selected Receipts which indicate a remittance of sales tax, the Independent Accountant will determine whether such sales tax remittances are included in a schedule prepared by the management of the Issuer or the Servicer (the "Management Schedule") detailing tax payments received by tax jurisdiction, noting any exceptions. Independent Accountant will also determine whether the sales tax remittance is included in the supporting schedules included in the applicable sales tax return, noting any exceptions. Independent Accountant will recalculate the summation amounts on three of the ten largest sales tax returns and additionally determine that the dates on the Issuer's or the Servicer's checks remitting payment to the respective states is within the required filing period.

        5. Independent Accountant will recalculate the interest expense by using (i) the outstanding principal balance of each Series of Notes at the beginning of one Review Period, (ii) the amount shown as the interest due for such Series with respect to the Payment Date relating to such Review Period. The amount of interest expenses so recalculated will be compared against the information provided in the Monthly Servicer's Reports noting any exceptions. Independent Accountant will compare the stated outstanding principal amounts of each series of Notes as set forth in the related Monthly Servicer's Report and confirm with Indenture Trustee's records.

        6. Independent Accountant will confirm the amount of early pay-offs received during each Review Period and whether such payoffs are at least equal to the then Implicit Principal Balance using information contained in the relevant Monthly Servicer's Reports.


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        7.      Management Schedule will include a list of all early pay-off
Contracts during each of the Review Periods. Independent Accountant will select a total of five Contracts listed as "early pay-offs" from the Management Schedule. For each Contract so selected, Independent Accountant will compare the amount deposited into the Collection Account in respect of such Contract with the amount of early pay-off specified in the Management Schedule, noting any exceptions.

        8. Using the dates reflected on the copy of the check (or top portion of the check) or in computer records (in the case of payments made through ACH) and remittance advice, Independent Accountant will determine if the respective Selected Receipt posting or effective date related to the underlying contract transaction in the Lease Accounting Systems is the same month as reflected on the copy of the check (or top portion of the check) or in computer records (in the case of payments made through ACH) and the remittance advice noting any exceptions.

        9. Independent Accountant will compare the Implicit Principal Balance of each Contract which has become a Defaulted Contract during each Review Period, using information from the related Monthly Servicer's Reports, the Management Schedule and/or the Lease Accounting Systems, noting any exceptions.

        10. Using information contained in the bank reconciliation for the Collection Account, Independent Accountant will recalculate the amounts listed in the bank reconciliation and compare to Monthly Servicer's Report, noting any exceptions.

        11. The Independent Accountant will select one monthly bank reconciliation for the ACH Account and the Operating Account. Using information contained in the bank reconciliations, Independent Accountant will recalculate the amounts listed in the bank reconciliations and compare to Monthly Servicer's Report, and will verify that required cash sweeps pursuant to the Servicing Agreement are being done on a timely basis as required.

        12. Independent Accountant will verify whether the Servicer has procedures in place to monitor and make or cause to be made UCC financing or continuation statements, based on reasonable details provided by the Servicer.

        13. The Independent Accountant will determine the Aggregate Implicit Principal Balance of the Contracts as of the close of business on the last day of each Review Period and will compare such amount to the information indicated in the Lease Accounting Systems, noting any exceptions.

        14. The Independent Accountant will determine whether the Lease Accounting Systems correctly identifies the ownership interest of the Issuer in the related receivables for the Selected Receipts.

        15. The Independent Accountant will verify or recalculate the numeric information used in determining whether a Trigger Event or financial covenant violation exists as set forth in the Servicer's records and the related Monthly Servicer's Report.

        16. Independent Accountant will compare 50 Contracts by delinquency category against the information in the Lease Accounting Systems for accuracy.

        17. The Independent Accountant will compare the number of Contracts indicated in the related Monthly Servicer's Report against the information indicated in the Lease Accounting Systems.


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        18.     The Independent Accountant will compare the stated balances in the Collection Account and the Cash Collateral Account on the related Monthly Servicer's Reports against the information indicated in the related bank statements and investment statements.

        19. The Independent Accountant will check the Monthly Servicer's Reports for adherence to the 10% substitution limit.


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